I^i;^
POWER OF ATTORNEY
For Executing Forms 3, 4 and 5 Pursuant to Section
I6(a) of the Securities
Exchange Act
      Know ail by these presents, that the undersigned
hereby constitutes and appoints each of Kathleen M,
Cronfn, Margaret C. Austin and Maty Croft signing singly,
his/her true and lawful attorney-in-fact to:
(1)	execute for and on behalf of the undersigned
Forms 3, 4 and 5 and amendments
thereto in accordance with Section 16(a) of the
Securities Exchange Act of 1934
and the rules thereunder;
(2)	do  and   perform  any  and  all  acts  for and
on   behalf of the  undersigned
which may be necessary or desirable to complete
the execution of any such Form
3, 4 and 5 and the timely filing of such form
with the United States Securities
and Exchange Commission and any other authority;
and
(3)	take any other action of any type whatsoever in
connection, with the foregoing
which, in the opinion of such attorney-in-fact, may be of benefit to. in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in his/her discretion.
      The undersigned hereby grants to each such attorney-in-fact full power and authority to dp and perform all and every act and thing whatsoever requisite, necessary and proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as such attorney-in-fact might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or his/her substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorney-in-fact in serving in such capacity at the request of the undersigned, are not assuming any of the undersigneds responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.
      This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms, 3, 4, and 5 with respect to the undersigneds holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.
      IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 13th day of August, 2007.


Signature:  _/J

Print Name:  Hilda Piell